Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com
News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at the Wells Fargo Securities

Industrial and Construction Conference

Clayton, MO, May 3, 2011 – Olin Corporation’s (NYSE: OLN) senior management will make an investor presentation in New York City at the Wells Fargo Securities Industrial and Construction Conference on May 10, 2011 at 11:30 AM Eastern.  In addition, Olin’s senior management will be available for one-on-one sessions with investors during the conference.

Copies of the presentation slides will be available the evening prior to the event to all investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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2011-08